==============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                ---------------

                                  FORM 8-K/A

                                AMENDMENT NO. 1

                                CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934


                                ---------------


               Date of Report (Date of earliest event reported):
                                January 2, 1997



                                 ALRENCO, INC.
            (Exact name of registrant as specified in its charter)



          Indiana                      0-27490                 35-1480655
(State or other jurisdiction       (Commission File           (IRS Employer
     of incorporation)                  Number)            Identification No.)



1736 E. Main Street, New Albany, Indiana                        47150
(Address of principal executive offices)                      (Zip Code)

                                (812) 949-3370
             (Registrant's telephone number, including area code)



                                Not Applicable
         (Former name or former address, if changed since last report)


==============================================================================

Item 7.   Financial Statements and Exhibits.
          ---------------------------------

(a)  Financial Statements.
     --------------------

     On January 2, 1997, pursuant to an Asset Purchase Agreement of the same date, Alrenco, Inc. acquired substantially all of the assets of Fastway, Inc., an Arkansas corporation ("Fastway").
The following financial statements of Fastway are filed as a part of this report:

Report of Independent Certified Public Accountants
Balance Sheet as of August 31, 1996
Statement of Operations for the year ended August 31, 1996 Statements of Changes in Stockholders' Equity for the year ended
     August 31, 1996
Statement of Cash Flows for the year ended August 31, 1996
Notes to Financial Statements
Balance Sheet as of December 31, 1996 (unaudited)
Statements of Operations for the four months ended December 31,
     1996 and 1995 (unaudited)
Statements of Changes in Stockholders' Equity for the four months ended December 31, 1996 (unaudited)
Statement of Cash Flows for the four months ended December 31,
     1996 and 1995 (unaudited)
Note to Financial Statements (unaudited)

(b)  Pro Forma Financial Information.
     -------------------------------

     The following unaudited pro forma financial statements relating to the acquisition of Fastway are filed as a part of this report:

Pro Forma Condensed Balance Sheets as of September 30, 1996
Pro Forma Condensed Statements of Earnings for the year ended
     December 31, 1995 and the nine months ended September 30,
     1996

                           Signatures
                           ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 14, 1997



                              ALRENCO, INC.



                              By:  /s/ Theodore H. Wilson
                                 --------------------------------
                                 Theodore H. Wilson
                                 Executive Vice President and
                                   Chief Financial Officer

                  INDEPENDENT AUDITORS' REPORT
                  ----------------------------


Board of Directors and Stockholders
Fastway, Inc.

We have audited the accompanying balance sheet of Fastway, Inc. (the "Company") as of August 31, 1996, and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fastway, Inc. as of August 31, 1996, and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.


TRAVIS, WOLFF & COMPANY, L.L.P.

November 8, 1996
Dallas, Texas

                          FASTWAY, INC.

                          Balance Sheet
                         August 31, 1996


                             Assets
                             ------

Assets:
   Cash                                               $  213,697
   Accounts receivable - officers
     and employees (Note 2)                              143,625
   Income tax carryback claim receivable                 186,000
   Prepaid expenses, primarily insurance                 173,555
   Rental merchandise, net (Note 3)                    3,547,585
   Property assets, net (Note 4)                         637,458
   Deferred tax assets (Note 11)                         171,000
   Deposits and other                                     26,330
                                                       ---------
                                                      $5,099,250
                                                       =========



              Liabilities and Stockholders' Equity
              ------------------------------------

Liabilities:
   Accounts payable                                   $  301,430
   Accrued liabilities                                   323,684
   Taxes payable, primarily payroll                       29,075
   Revolving line of credit (Note 5)                   2,577,334
   Notes payable, primarily to a
     stockholder (Note 9)                                137,935
                                                       ---------
                                                       3,369,458
                                                       ---------


Stockholders' equity:
   Common stock (Note 6)                                     100
   Paid-in capital                                           900
   Retained earnings                                   1,728,792
                                                       ---------
                                                       1,729,792
                                                       ---------

                                                      $5,099,250
                                                       =========


The accompanying notes are an integral part of the financial statements.

                          FASTWAY, INC.

                     Statement of Operations
               For the Year Ended August 31, 1996

Revenue:
   Rentals                                          $10,434,093
   Merchandise sales                                    380,102
   Fees and other                                     1,571,850
                                                     ----------
                                                     12,386,045
                                                     ----------

Direct store expenses:
   Depreciation of rental merchandise                 2,937,050
   Cost of merchandise sold                           1,098,981
   Salaries and other                                 7,689,397
                                                     ----------
                                                     11,725,428

General and administrative                              882,258
Depreciation and amortization of property assets        350,942
Interest, net                                           320,538
                                                     ----------
                                                     13,279,166
                                                     ----------

     Operating (loss)                                  (893,121)

Other income:
   Gain on sale of stores (Note 10)                     259,223
   Purchase rebates                                      55,181
   Gain on sale of fixed assets                         107,338
                                                     ----------
                                                        421,742
                                                     ----------

     (Loss) before income tax benefit                  (471,379)

   Income tax benefit (Note 11)                        (130,193)
                                                     ----------

     Net (loss)                                     $  (341,186)
                                                     ==========



The accompanying notes are an integral part of the financial statements.

                          FASTWAY, INC.

          Statements of Changes in Stockholders' Equity
               For the Year Ended August 31, 1996


                                      Additional                 Total
                            Common      Paid-In   Retained   Stockholders'
                             Stock      Capital   Earnings      Equity
                           ---------  ----------  --------   ------------

Balance at August 31,
  1995, as previously
  reported               $      100  $      900   $2,179,876   $2,180,876

     Adjustment for
      uncollectible
      rentals (Note 1)           -           -      (109,898)    (109,898)
                          ---------   ---------    ---------    ---------

Balance, as adjusted,
  at August 31, 1995            100         900    2,069,978    2,070,978

     Net (loss)                  -           -      (341,186)    (341,186)
                          ---------   ---------    ---------    ---------

Balance at August 31,
  1996                   $      100  $      900   $1,728,792   $1,729,792
                          =========   =========    =========    =========











The accompanying notes are an integral part of the financial statements.

                          FASTWAY, INC.

                     Statement of Cash Flows
               For the Year Ended August 31, 1996


Cash flows from operating activities:
  Cash and fees received for rentals                $12,386,045
  Cash paid to suppliers and employees               (8,628,219)
  Cash paid for rental merchandise                   (3,238,814)
  Interest received                                       1,393
  Interest paid                                        (321,931)
                                                     ----------
Net cash flows provided by operating activities         198,474
                                                     ----------

Cash flows from investing activities:
  Proceeds from sales of stores (Note 10)             1,650,000
  Purchase of property assets                          (206,646)
  Proceeds from sales of property assets                129,198
                                                     ----------
Net cash provided by investing activities             1,572,552
                                                     ----------

Cash flows from financing activities:
  Reduction on line of credit                        (5,795,088)
  Proceeds from borrowings on line of credit          3,672,422
  Proceeds from purchase rebates                         55,181
  Proceeds from note to stockholder                     324,018
  Repayment of debt to stockholder                      (80,125)
  Loan to non-stockholder officer                      (132,500)
                                                     ----------
Net cash (used) by financing activities              (1,956,092)
                                                     ----------

Net (decrease) in cash                                 (185,066)

Cash - beginning of year                                398,763
                                                     ----------

Cash - end of year                                  $   213,697
                                                     ==========





                           (Continued)

                          FASTWAY, INC.

                     Statement of Cash Flows
               For the Year Ended August 31, 1996

        Reconciliation of Net (Loss) to Net Cash Provided
                     by Operating Activities


Net (loss)                                          $  (341,186)

Reconciling items:

  Depreciation and amortization                         350,942

  (Increase) decrease in assets -
    Accounts receivable                                 (16,795)
    Collections receivable (Note 1)                     166,898
    Income taxes receivable                              28,046
    Prepaids                                            126,760
    Other                                                66,437

  (Decrease) increase in liabilities -
    Accounts payable                                    (73,240)
    Accrued expenses                                     15,261
    Income taxes payable                               (124,649)
                                                      ---------

Net cash provided by operating activities            $  198,474
                                                      =========















The accompanying notes are an integral part of the financial statements.

                          FASTWAY, INC.

                  Notes to Financial Statements
                         August 31, 1996

Note 1 - Summary of Significant Accounting Policies
---------------------------------------------------

Business
--------

Fastway, Inc. (the "Company") leases household durable goods to customers on a rent-to-own basis. As of August 31, 1996, the Company operated 28 stores in 26 cities in the states of Arkansas, Mississippi, Missouri and Texas.

Property assets
---------------

Property assets are stated at cost. Depreciation of office furniture and equipment, computers, and vehicles is provided over the estimated useful lives of the respective assets (five and seven years) using declining balance methods. Leasehold improvements are amortized over the term of the applicable leases on the straight-line basis.

Cash and cash equivalents
-------------------------

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and all highly liquid debt instruments purchased with a maturity of three months or less. At August 31, 1996, there were no cash equivalents.

Use of estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Adjustment for uncollectible rentals
------------------------------------

At August 31, 1995, the Company had $166,898 of uncollectible rental contracts, included in rental merchandise, that had not been written off. During the year ended August 31, 1996, these contracts were written off, net of $57,000 of related income tax benefit, and reflected as an adjustment to retained earnings at August 31, 1995 in the accompanying statement of stockholders' equity.

                          FASTWAY, INC.

                  Notes to Financial Statements
                         August 31, 1996

Note 2 - Accounts Receivable - Officers and Employees
-----------------------------------------------------

On August 31, 1996, the Company had a receivable from one of its officers in the amount of $132,500. In addition, receivables from employees were $11,125 on August 31, 1996, and represented amounts owed for rental assets purchased.


Note 3 - Rental Merchandise, Related Rental Income and
------------------------------------------------------
Amortization
------------

Rental merchandise is rented to customers pursuant to rental agreements which provide for weekly or monthly rental terms with rental payments collected in advance. Title to the merchandise passes to the customer upon the collection of a specified number of rental payments. The rental agreements may be terminated at any time by the customers, and if terminated, the rental merchandise is returned to the Company. Rental income is recognized as collected, since at the time of collection the rental merchandise has been placed in service, costs of installation and delivery have been incurred and generally there is no obligation to refund the rental income collected. A customer may purchase the rental merchandise at any time at the current fair market value of the merchandise.

Rental merchandise is stated at cost, less depreciation calculated by using the income forecasting method. The income forecasting method amortizes rental merchandise based on the income generated by the merchandise. Rental merchandise is pledged as security for the revolving line of credit referred to in Note 5.

Original cost and accumulated depreciation of rental merchandise at August 31, 1996, is as follows:


     Original cost of merchandise          $6,251,597
     Accumulated depreciation               2,704,012
                                            ---------

                                           $3,547,585
                                            =========

                          FASTWAY, INC.

                  Notes to Financial Statements
                         August 31, 1996

Note 4 - Property Assets
------------------------

Property assets are pledged as security for the revolving line of credit referred to in Note 5. Property assets consisted of the following at August 31, 1996:


     Office furniture and equipment          $  552,901
     Computer equipment                         252,879
     Vehicles                                    99,336
     Leasehold improvements                     829,439
                                              ---------
                                              1,734,555
     Accumulated depreciation                 1,097,097
                                              ---------

                                             $  637,458
                                              =========

     Total depreciation for the year         $  344,542
                                              =========

Note 5 - Revolving Line of Credit
---------------------------------

The revolving line of credit is with a bank. Under the line of credit, the Company can borrow an amount based upon the sum not in excess of 100% of the value of the eligible cash receipts of the Company for the average of the most recent three calendar months up to the sum of $2,800,000. (See Note 12.) At August 31, 1996, the borrowing base under the line of credit was $2,577,334. The amount outstanding bears interest at the bank's prime rate plus 2% (10.5% at August 31, 1996) and is secured by inventories, rental contracts, common stock and a $500,000 life insurance policy on a stockholder. The revolving credit agreement includes certain restrictive covenants as to financial reporting, stockholders' compensation, ratio of debt to net worth and length of rental contracts. The loan matures on February 1, 1997. As of November 8, 1996, the outstanding balance of the revolving line of credit was $2,578,085.


Note 6 - Common Stock
---------------------

At August 31, 1996, there were 10,000 shares of $10 par value common stock authorized, with ten shares issued and outstanding.

                          FASTWAY, INC.

                  Notes to Financial Statements
                         August 31, 1996

Note 7 - Economic Dependency - Major Suppliers
----------------------------------------------

During the year ended August 31, 1996, the Company purchased rental merchandise from suppliers exceeding $3,138,000.
Purchases from one major supplier aggregated $599,000 or 19% of such purchases.


Note 8 - Operating Leases
-------------------------

The Company leases space for all of its store locations. The Company also leases vehicles, generally over three year cancelable agreements. All leases are accounted for as operating leases. Rental expense of $965,103 for the year ended August 31, 1996, is included in Salaries and other direct store expenses. Future minimum rental payments under operating leases with remaining noncancelable lease terms in excess of one year at August 31, 1996, are as follows:


          Years ending
           August 31:
          ------------

              1997                 $  722,072
              1998                    532,941
              1999                    392,879
              2000                    200,112
              2001                     42,379
           Thereafter                       0
                                    ---------

                                   $1,890,383
                                    =========

Note 9 - Related Party Transactions
-----------------------------------

The Company leases eleven store locations from a stockholder.
Total lease expense under these leases was $294,067 for the year ended August 31, 1996.

As of August 31, 1996, there was a note payable to a stockholder in the amount of $135,678.

                          FASTWAY, INC.

                  Notes to Financial Statements
                         August 31, 1996

Note 10 - Sale of Stores
------------------------

The Company sold nine of its stores during the year in two separate sales. The following is an analysis of the two sales:


                          SALE OF        SALE OF
                            SIX           THREE          SALE
                         LOCATIONS      LOCATIONS       TOTALS
                         ---------      ---------       ------

Sales price             $1,125,000     $  525,000     $1,650,000

Rental merchandise
  sold, net               (747,933)      (421,442)    (1,169,375)

Property assets
  sold, net               (169,193)       (52,209)      (221,402)
                         ---------      ---------      ---------


Gain on sale            $  207,874     $   51,349     $  259,223
                         =========      =========      =========

Note 11 - Income Taxes
----------------------

Deferred tax assets represent a reduction in the amount of taxes payable in future years (based on current tax laws) resulting from future net deductible amounts arising from temporary differences in the reporting of certain expense items for financial statement and for income tax purposes, primarily the depreciation of leasehold improvements. The provision for deferred income tax expense or benefit represents the net change during the year in the Company's deferred tax assets.

The following is an analysis of income tax benefit for the year ended August 31, 1996:


                         Currently
                        Refundable      Deferred        Benefit
                        ----------      --------        -------

Federal                 $  129,000     $    1,193     $  130,193


                          FASTWAY, INC.

                  Notes to Financial Statements
                         August 31, 1996

Note 11 - Income Taxes (Continued)
----------------------

The following is an analysis of deferred income taxes on future deductible differences as of August 31, 1996:


     Property assets, primarily leasehold
       improvements                               $  159,000
     Net operating loss carryforward
       (Arkansas)                                     48,400
     Valuation allowance for Arkansas
       net operating loss carryforward               (36,400)
                                                   ---------

                                                  $  171,000
                                                   =========

The following is a reconciliation between financial statement net
(loss) and estimated taxable (loss) for the year ended August 31, 1996:


     Financial statement net (loss)
       before taxes                               $ (471,379)
     Add adjustment for uncollectible
       rentals (Note 1)                             (166,898)
                                                   ---------
          (Loss) before taxes, as adjusted          (638,277)

     Adjustments for:
       Depreciation of property assets                92,900
       Accrued salaries                              (49,600)
       Officer life insurance premiums                33,400
       Other differences                              14,800
                                                   ---------

     Estimated taxable (loss) before
       income tax benefit                         $ (546,777)
                                                   =========

Note 12 - Subsequent Event
--------------------------

On November 8, 1996, the borrowing base on the revolving line of credit from a bank was increased from $2,800,000 to $3,200,000.

                          FASTWAY, INC.

                          BALANCE SHEET

                        December 31, 1996
                           (unaudited)



                             ASSETS

Assets
  Cash                                               $  172,118
  Accounts receivable - officers and employees          149,788
  Income tax carryback claim receivable                 187,939
  Prepaid expenses, primarily insurance                 124,613
  Rental merchandise, net                             4,153,754
  Property assets, net                                  522,331
  Deferred tax assets                                   169,807
  Deposits and other                                     28,060
                                                      ---------

                                                     $5,508,410
                                                      =========

              LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
  Accounts payable                                   $  272,346
  Accrued liabilities                                   175,530
  Taxes payable, primarily payroll                       28,591
  Revolving line of credit                            3,170,303
  Notes payable, primarily to stockholder               137,174
                                                      ---------
                                                      3,783,944

Stockholders' equity
  Common stock                                              100
  Paid-in capital                                           900
  Retained earnings                                   1,723,466
                                                      ---------
                                                      1,724,466
                                                      ---------

                                                     $5,508,410
                                                      =========

 The accompanying note is an integral part of these statements.

                          FASTWAY, INC.

                     STATEMENT OF OPERATIONS

             For the four months ended December 31,
                           (unaudited)



                                         1996           1995
                                      ----------     ----------

Revenue
  Rental                               $3,446,564    $3,597,591
  Merchandise sales                        49,893        35,632
  Fees and other                          473,102       579,331
                                        ---------     ---------
                                        3,969,559     4,212,554

Direct store expenses
  Depreciation of rental merchandise      900,090       992,843
  Cost of merchandise sold                 53,167        50,937
  Salaries and other                    2,647,451     3,328,178
                                        ---------     ---------
                                        3,600,708     4,371,958

General and administrative                210,600       338,034
Depreciation and amortization of
  property assets                          83,023       137,918
Interest                                   96,640       121,938
                                        ---------     ---------
                                        3,990,971     4,969,848
                                        ---------     ---------

         Operating loss                   (21,412)     (757,294)

Other
  Gain on sale of stores                      -         485,456
  Gain (loss) on sale of fixed assets      18,377      (156,027)
                                        ---------     ---------
                                           18,377       329,429
                                        ---------     ---------

         Loss before income tax benefit    (3,035)     (427,865)

Income tax expense (benefit)                2,291      (136,824)
                                        ---------     ---------

         NET LOSS                      $   (5,326)   $ (291,041)
                                        =========     =========

 The accompanying note is an integral part of these statements.

                          FASTWAY, INC.

          STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

           For the four months ended December 31, 1996
                           (unaudited)


                                    Additional                  Total
                         Common       Paid-In     Retained  Stockholders'
                          Stock       Capital     Earnings     Equity
                        ---------   ----------    --------  ------------

Balance at September 1,
   1996                    $100        $900      $1,728,792   $1,729,792

Net loss                     -           -           (5,326)      (5,326)
                            ---         ---       ---------    ---------

Balance at December 31,
   1996                    $100        $900      $1,723,466   $1,724,466
                            ===         ===       =========    =========



      The accompanying note is an integral part of these statements.

                          FASTWAY, INC.

                     STATEMENT OF CASH FLOWS

             For the four months ended December 31,
                           (unaudited)


                                           1996         1995
                                        ----------   ----------

Cash flows from operating activities
  Net loss                              $   (5,326)  $  (29,041)
  Depreciation and amortization            983,113    1,130,761
  Deferred tax expense                       1,193          -
  Gain on sale of assets                   (18,377)    (329,429)
  Changes in operating assets
   and liabilities
     Accounts receivable                    (6,163)     133,585
     Income taxes receivable                (1,939)     199,246
     Prepaid expenses                       48,942      (73,778)
     Rental merchandise                 (1,506,259)    (575,922)
     Other assets                           (1,730)      (6,294)
     Accounts payable                      (29,084)      94,021
     Accrued liabilities                  (148,154)     (80,271)
     Taxes payable                            (484)    (105,306)
                                         ---------    ---------

         Net cash provided by (used in)
          operating activities            (684,268)      95,572

Cash flows from investing activities
  Proceeds from sale of property assets     50,481    1,650,000
                                         ---------    ---------

         Net cash provided by
          investing activities              50,481    1,650,000

Cash flows from financing activities
  Net change in line of credit             592,208   (1,874,999)
                                         ---------   ----------

         Net cash provided by
          financing activities             592,208   (1,874,999)
                                         ---------   ----------

         Net decease in cash               (41,579)    (129,427)

Cash at the beginning of the period        213,697      398,763
                                         ---------   ----------

Cash at the end of the period           $  172,118  $   269,336
                                         =========   ==========

Supplemental disclosure of
 cash flow information
  Cash paid for interest                $   95,400  $   119,300
  Cash paid for taxes                   $      -    $       -


 The accompanying note is an integral part of these statements.

                          FASTWAY, INC.

                  NOTE TO FINANCIAL STATEMENTS



1. The interim financial statements of Fastway, Inc. (the Company) included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange commission. Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the financial statements and notes included in the preceding financial statements for the year ended August 31, 1996. In the opinion of management, the accompanying unaudited interim financial statements contain all adjustments, consisting only of those of a normal recurring nature, necessary to present fairly the Company's results of operations and cash flows for the periods presented. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.

                          Alrenco, Inc.


            Pro Forma Condensed Financial Statements

The accompanying pro forma condensed balance sheet and pro forma statements of earnings have been derived from the Company's balance sheet at September 30, 1996 and the statements of earnings for the year ended December 31, 1995 and the nine months ended September 30, 1996, and the balance sheet of Fastway, Inc. at September 30, 1996 and the statements of operations for the year ended December 31, 1995 and the nine months ended September 30, 1996. These statements give effect the acquisition of Fastway as though it had occurred on January 1, 1995.

The unaudited pro forma condensed statements of earnings are presented for informational purposes only and do not purport to be indicative of the operating results that actually would have occurred if the acquisition had been consummated as of January 1, 1995, nor which may result from future operations. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The acquisition has been accounted for using the purchase method of accounting. These pro forma financial statements should be read in conjunction with the historical financial statements and related notes of the Company included in the Form 10-K for the year ended December 31, 1995 and Form 10-Q for the nine months ended September 30, 1996.

                                 Alrenco, Inc.
                      Pro Forma Condensed Balance Sheets
                              September 30, 1996
                                  (unaudited)

                                                       Pro forma
                                                      adjustments
                                                          for
                             Company     Fastway    acquisition (1) Pro forma
                             -------     -------    --------------- ---------
Assets
 Cash                      $11,318,549  $  172,118  $(11,490,667)  $       -
 Rental merchandise, net    24,947,649   3,807,617           -      28,755,266
 Property assets, net        3,835,698     378,500           -       4,214,198
 Intangible assets, net     18,907,957         -       7,740,959    26,648,916
 Other assets                2,383,895     660,200      (660,200)    2,383,895
                            ----------   ---------   -----------    ----------
                           $61,393,748  $5,018,435  $ (4,409,908)  $62,002,275
                            ==========   =========   ===========    ==========


Liabilities
 Accounts payable, trade   $ 4,910,147  $  272,354  $   (272,354)  $ 4,910,147
 Accrued liabilities         1,888,736     133,904      (133,904)    1,888,736
 Taxes other than income       542,309      72,500       (72,500)      542,309
 Debt                              -     3,307,477    (2,698,950)      608,527
                            ----------   ---------   -----------    ----------
                             7,341,192   3,786,235    (3,177,708)    7,949,719

Stockholders' equity        54,052,556   1,232,200    (1,232,200)   54,052,556
                            ----------   ---------   -----------    ----------

                           $61,393,748  $5,018,435  $ (4,409,908)  $62,002,275
                            ==========   =========   ===========    ==========

(1) Gives effect to the consummation of the Fastway acquisition by the Company. The consideration for Fastway consists of $10.75 million of cash, which was partially financed by debt and $1.18 million escrow payable. These adjustments allocate the purchase price to the assets of Fastway which consist primarily of rental merchandise and property assets.

                                 Alrenco, Inc.
                  Pro Forma Condensed Statements of Earnings
                         Year ended December 31, 1995
                                  (unaudited)



                                                      Pro forma
                             Company     Fastway     adjustments   Pro forma
                             -------     -------     -----------   ---------

Revenues                  $37,575,639 $14,424,545    $      -     $52,000,184

Operating expenses
 Direct store expenses     30,023,179  13,459,979           -      43,483,158
 General & administrative
    expenses                4,338,583   1,460,523           -       5,799,106
 Amortization of
    intangibles               284,901                   638,580(1)    923,481
                           ----------  ----------     ---------    ----------

  Total operating expenses 34,646,663  14,920,502       638,580    50,205,745
                           ----------  ----------     ---------    ----------

  Operating profit          2,928,976    (495,957)     (638,580)    1,794,439

Other (income) expense
Interest expense              894,003     343,984       356,683(2)  1,594,670
Other                         (99,930)   (134,232)          -        (234,162)
                           ----------  ----------     ---------    ----------


Earnings (loss) before
 income taxes               2,134,903    (705,709)     (995,263)      433,931


Income tax expense
 (benefit)                    868,311    (238,327)     (453,495)(3)   176,489
                           ----------  ----------     ---------    ----------

  Net earnings (loss)     $ 1,266,592 $  (467,382)  $  (541,768)  $   257,442
                           ==========  ==========    ==========    ==========

Earnings per share        $      0.41       -0.15         -0.17          0.08
                           ==========  ==========    ==========    ==========

Weighted average common
 shares outstanding         3,105,000   3,105,000     3,105,000     3,105,000
                            =========   =========     =========     =========


(1) Amortization of amounts assigned to customer rental agreements over 15 months, noncompete agreement over five years, and goodwill over 20 years.

(2) Adjustment to interest expense for debt of the Company incurred in connection with the acquisition.

(3) Tax effects of the loss of Fastway and the pro forma adjustments.

                                 Alrenco, Inc.
                  Pro Forma Condensed Statements of Earnings
                     Nine months ended September 30, 1996
                                  (unaudited)


                                                      Pro forma
                             Company     Fastway     adjustments    Pro forma
                             -------     -------     -----------    ---------

Revenues                   $44,171,577 $9,249,753    $      -     $53,421,330

Operating expenses
 Direct store expenses      34,382,488  8,716,664           -      43,099,152
 General & administrative
    expenses                 3,903,214    895,539           -       4,798,753
 Amortization of
    intangibles                613,341        -         478,935(1)  1,092,276
                            ----------  ---------     ---------    ----------

  Total operating
    expenses                38,899,043  9,612,203       478,935    48,990,181
                            ----------  ---------     ---------    ----------

  Operating profit           5,272,534   (362,450)     (478,935)    4,431,149

Other (income) expense
Interest expense               609,086    237,970       267,512(2)  1,114,568
Other                              -     (285,873)          -        (285,873)
                            ----------  ---------     ---------    ----------


Earnings (loss) before
 income taxes                4,663,448   (314,547)     (746,447)    3,602,454

Income tax expense (benefit) 1,913,774    (86,222)     (349,186)(3) 1,478,366
                            ----------  ---------     ---------    ----------

  Net earnings (loss)      $ 2,749,674 $ (228,325)   $ (397,261)  $ 2,124,088
                            ==========  =========     =========    ==========

Earnings per share         $      0.63      -0.05         -0.09          0.49
                            ==========  =========     =========    ==========

Weighted average common
 shares outstanding          4,365,814  4,365,814     4,365,814     4,365,814
                            ==========  =========     =========    ==========


(1) Amortization of amounts assigned to customer rental agreements over 15 months, noncompete agreement over five years, and goodwill over 20 years.

(2) Adjustment to interest expense for debt of the Company incurred in connection with the acquisition.

(3) Tax effects of the loss of Fastway and the pro forma adjustments.